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                                                                      EXHIBIT 16


                        [Arthur Andersen LLP Letterhead]

June 25, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4(a) included in the Form 8-K/A dated June 11, 2002 of UFP Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

cc: Mr. Ronald J. Lataille, UFP Technologies, Inc.